EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value $0.0001 per share, of Vimicro International Corporation, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 14th day of February 2006.

Zhonghan Deng	/s/ Zhonghan Deng
Zhonghan Deng

Vimicro Beijing Corporation	By:	/s/ Zhonghan Deng
	Name:	Zhonghan Deng
	Title:	Director

The Golden Hill International Trust	For and on behalf of HSBC International Trustee Limited as Trustee of The Golden Hill International Trust

	By:	/s/ William Kong
	Name:	William Kong
	Title:	Authorized Signatory

	By:	/s/ West Lee
	Name:	West Lee
	Title:	Authorized Signatory

HSBC International Trustee Limited	By:	/s/ William Kong
	Name:	William Kong
	Title:	Authorized Signatory

	By:	/s/ West Lee
	Name:	West Lee
	Title:	Authorized Signatory